UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018

TWENTY-FIRST CENTURY FOX, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-32352	26-0075658
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

1211 Avenue of the Americas, New York, New York 10036

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(212) 852-7000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Twenty-First Century Fox, Inc. (the “Company”) held its Annual Meeting of Stockholders on November 14, 2018. A brief description of the matters voted upon at the Annual Meeting and the results of the voting on such matters are set forth below.

Proposal 1: The following individuals were elected as directors:

Name	For	Against	Abstain	Broker Non-Votes
Delphine Arnault	664,183,547	38,423,174	940,168	15,847,526
James W. Breyer	669,616,856	32,984,666	945,367	15,847,526
Chase Carey	645,708,008	56,898,008	940,873	15,847,526
David F. DeVoe	637,859,784	64,743,010	944,095	15,847,526
Sir Roderick I. Eddington	656,460,698	46,141,344	944,847	15,847,526
James R. Murdoch	691,656,783	10,959,359	930,747	15,847,526
K. Rupert Murdoch	683,175,191	19,429,836	941,862	15,847,526
Lachlan K. Murdoch	680,500,685	22,100,637	945,567	15,847,526
Jacques Nasser	664,267,451	36,951,088	2,328,350	15,847,526
Robert S. Silberman	633,848,254	68,754,834	943,801	15,847,526
Tidjane Thiam	479,203,417	223,302,989	1,040,483	15,847,526

Proposal 2: A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019 passed and was voted upon as follows:

For:	712,035,859
Against:	6,862,930
Abstain:	495,626

Proposal 3: A proposal to approve, on an advisory, nonbinding basis, executive compensation passed and was voted upon as follows:

For:	548,247,271
Against:	154,217,527
Abstain:	1,082,091
Broker Non-Votes:	15,847,526

Proposal 4: A stockholder proposal to vote, on an advisory, nonbinding basis, for the Company’s board of directors to adopt a recapitalization plan to eliminate the Company’s dual class capital structure failed and was voted upon as follows:

For:	266,647,916
Against:	435,774,050
Abstain:	1,124,923
Broker Non-Votes:	15,847,526

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWENTY-FIRST CENTURY FOX, INC. (REGISTRANT)

By:	/s/ Janet Nova
Janet Nova
Executive Vice President and Deputy Group General Counsel

Dated: November 14, 2018